Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 13, 2024, between LuxUrban Hotels Inc., a Delaware corporation (the “Company”), and the purchaser(s) identified on the signature page hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase Notes (as defined) from the Company.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” with respect to each Closing, the Business Day on which this Agreement has been executed by the Company and the Purchaser and all conditions precedent to (i) a Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Note (and Note Warrants (as defined) to such Purchaser have been satisfied or waived.

“Closing” means each closing of the purchase and sale of Notes (and Note Warrants) pursuant to Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.00001 per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the subsidiaries that would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to the Company’s existing stock option and/or restricted stock plans or stock option and/or restricted stock plans or employment or consulting agreement or amendments or modifications thereto which come into effect following the date hereof, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock, issued and outstanding on the date of this Agreement, or pursuant to other agreements, options or awards of the Company existing prior to the date hereof, or upon exercise of other securities issued in Exempt Issuances hereafter, or (c) shares of Common Stock issued as part of or as a result of the transactions prescribed by this Agreement (including, but not limited to, under the Note Warrants or Notes or, if issued, the New Preferred Stock).

“Existing Notes” shall have the meaning ascribed to such term in Section 2.3(b)(iii).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“Material Adverse Effect” means (a) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”). Notwithstanding the foregoing, for purposes of this Agreement, “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (A) general economic or political conditions; (B) conditions generally affecting the industries in which the Company operates; (C) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (D) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (E) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Purchasers; (F) any changes in applicable laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (G) the announcement, pendency or completion of the transactions contemplated by this Agreement; (H) any natural or man-made disaster or acts of God; (I) any circumstances or events reported in the Company’s SEC Reports on or prior to the date hereof; or (J) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ee).

“New Preferred Stock” shall have the meaning ascribed to it in the form of Note, as same may be modified as a result of market conditions in connection with the proposed New Preferred Stock underwritten offering described herein or as required by applicable rules and regulations including those promulgated by the SEC and the Nasdaq Capital Market.

“Notes” means the Senior Convertible Term Notes of the Company issued by the Company to the Purchasers hereunder in the form attached hereto of Exhibit A.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agency Agreement” means that Placement Agency Agreement entered into as of the date of this Agreement by and between the Company and the Placement Agent.

“Placement Agent” means Alexander Capital L.P.,

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.2.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning ascribed to it in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.00001 per share.

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for and the original principal amount of the Notes as specified below such Purchaser’s name under the heading “Subscription Amount,” on the signature page hereto executed by such Purchaser, which amount in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Note Warrants, the Security Agreement, and the Placement Agency Agreement and all exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.
PURCHASE AND SALE OF NOTES

2.1 Purchase and Sale of Notes; Closing. Each Purchaser shall purchase, and the Company shall issue to such Purchaser its respective Note in an original principal amount equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser. The first closing of the Notes shall occur on the date the Company has received valid subscriptions and good and cleared funds in cash for at least an aggregate of $2,000,000 in principal amount of the Notes. Each Purchaser shall also be issued the Note Warrants in accordance with Section 5.15 hereof. The Company in its discretion may hold additional closings from time to time thereafter and may sell up to an aggregate of $10,000,000 in principal amount of the Notes in such closings through August 30, 2024 (such date, or such earlier date after an initial Closing has occurred that the offering of the Notes hereunder is terminated without prior notice in the sole discretion of the Company, being the “Offering End Date”). It is acknowledged and agreed by the parties that the ongoing nature of the offering prescribed hereby will limit the content of press releases that can be made by the Company and that all press released during any time the offerings is in progress shall be drafted to comply with the safe harbor provisions of Rule 135(c) promulgated under the Securities Act of 1933, as amended. It is further acknowledged and agreed by the parties that the (a) certain amended and restated promissory note, dated July 11, 2024 between the Company and THA Family II LLC and Elana Fiore and (b) and certain amended and restated promissory note, dated July 11, 2024 between the Company and THA Family II LLC and Andrea Romanello Ferdinand (together, the “Existing Notes”) shall convert into Notes at the initial Closing based on the entire principal amount of the Existing Notes then outstanding and interest accrued thereon.

2.2 Closing Deliveries.

(a) On or prior to each Closing Date (or as otherwise indicated below), the Company shall deliver to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a Note with a principal amount equal to such Purchaser’s Subscription Amount, registered in the Company’s books and records in the name of the Purchaser;

(iii) a Note Warrant as prescribed by Section 5.15, below;

(iv) a transaction legal opinion of Graubard Miller in form and substance substantially in the form attached hereto as Exhibit B;

(v) the Company shall have provided the Purchaser in writing the Company’s wire transfer instructions.

(b) On or prior to the initial Closing Date (or as otherwise indicated below), the Company shall execute and deliver to the Collateral Agent (as defined in the Security Agreement) an executed copy of the security agreement in form attached as an exhibit to the form of Note (“Security Agreement”).

(c) On or prior to initial Closing Date (or as otherwise indicated below), the Collateral Agent shall execute and deliver to the Company the Security Agreement.

(d) On or prior to the initial Closing Date, the Placement Agent shall deliver to the Company all necessary consents required under any underwriting agreement between such agent and the Company allowing the Company to engage in the Reverse Split.

(e) On or prior to each Closing Date, each Purchaser shall deliver to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Purchaser’s Subscription Amount for such Closing as set forth on the signature page hereto executed by such Purchaser, by wire transfer of immediately available funds to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions:

(i) the accuracy in all material respects on the applicable Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the applicable Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the required items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions:

(i) the accuracy in all material respects when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed; and

(iii) the delivery by the Company of the required items set forth in Section 2.2(a) and 2.2(b) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports or the disclosure schedules of the Company attached to this Agreement (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in a Material Adverse Effect

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Notes (and Note Warrants) and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws or as provided in Section 2 hereof.

(e) [RESERVED]

(f) [RESERVED].

(g) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth on Schedule 3.1(h), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not and since its incorporation never has been a “shell” company as defined in Section 405 of the Securities Act. The financial statements of the Company (the “Financial Statements”) included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest balance sheet included in the Financial Statements, except as specifically disclosed in SEC Reports filed thereafter and prior to the Closing, or Schedule 3(h) hereto: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, letters of credit relating to accommodation unit properties, and accrued expenses incurred in the ordinary course of business consistent with past practice and liabilities in connection with existing litigations that have been generally described in the SEC Reports and for which he Company has made estimated reserves on its balance sheet, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP and (C) the Existing Notes, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except with respect to its Series A Preferred Stock. Except for the transactions prescribed by this Agreement and the other agreements and documents delivered in connection therewith, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by an issuer subject to the reporting obligations of the Exchange Act at the time this representation is made or deemed made that has not been included in the SEC Reports, the Company’s registration statement on Form S-3, as amended and supplemented by the prospectus supplement, dated July 26, 2024 (“Prospectus Supplement”)(as amended by the Prospectus Supplement, the “Registration Statement”), the Financial Statements or the Disclosure Schedules.

(i) Litigation. Except as set forth in the SEC Reports or on Schedule 3.1(h) hereto, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Notes or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Reports or Schedule 3.1(h) hereto, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. Except as described in the SEC Reports, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Compliance. Except as set forth in Schedule 3.1(h), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority, or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties and (iii) judgement liens and garnishments with respect to certain concluded litigations. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(n) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p) Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(q) Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(c) and 15d-15(c)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(r) Certain Fees. Other than the compensation payable to the Placement Agent pursuant to the terms of the Placement Agency Agreement or as set forth on Schedule 3.1(r) hereto, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Notes (and Note Warrants) by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(t) No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(c) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) any Purchaser, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Purchaser.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as disclosed in the Company’s SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject as and when due subject to any applicable extensions, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes on any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(x) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Notes (or any Note Warrants) by any form of general solicitation or general advertising. The Company has offered the Notes (and Note Warrants) for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor any agent or other Person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(z) Stock Option Plans. Except as set forth in the SEC Reports, the Company does not currently have or maintain any stock option or other equity incentive plan for its directors, employees or consultants.

(aa) Regulation M Compliance. The Company has not, and no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes (or other securities), (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Notes (and Note Warrants).

(bb) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(cc) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(dd) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ee) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein):

(a) Own Account. Such Purchaser understands that the Notes (and Note Warrants and shares underlying the Note Warrants and the Notes) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Notes (and Note Warrants) as principal for its own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the securities hereunder in the ordinary course of its business.

(b) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Purchaser Status. At the time such Purchaser was offered the Notes (or Note Warrants), it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes (and Note Warrants and the shares of Common Stock underlying the Note Warrants and Notes), and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Notes (or note Warrants or the shares of Common Stock underlying the Note Warrants or Notes) as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) No “Bad Actor” Disqualification. Neither (A) such Purchaser nor (B) any entity that controls such Purchaser or is under the control of, or under common control with, such Person, is subject to any Disqualification Event. Such Purchaser has exercised reasonable care to determine the accuracy of the representation made by such Purchaser in this paragraph and agrees to notify the Company if such Purchaser becomes aware of any fact that makes the representation given by such Purchaser hereunder inaccurate.

(g) Disclosure of Information. Purchaser acknowledges that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the securities offered hereby and the business, properties, prospects and financial condition of the Company and its Subsidiaries. Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Notes or the Note Warrants nor is such information or advice necessary or desired. Such Purchaser further acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has made or makes any representation as to the Company or the quality of the Notes or the Note Warrants and that the Placement Agent and any Affiliate of the Placement Agent may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Notes and the Note Warrants to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser. Any questions raised by the Purchaser concerning the Company and its subsidiaries or the Notes have been answered to the satisfaction of Purchaser. The Purchaser’s decision to purchase the Purchaser’s securities hereunder is based solely on the information obtained during the Purchaser’s due diligence review and on the response to such questions as Purchaser has raised concerning the securities or the Company and its Subsidiaries. The Purchaser understands that the Shareholder Approval and/or New Preferred Stock Public Offering may not be obtained or consummated despite the Company’s use of its commercially reasonable efforts to achieve same.

(h) Unlawful Activities. (i) No part of the funds used by Purchaser to acquire any securities under this Agreement has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including, without limitation, laws and regulations relating to anti-money laundering, terrorist financing and other illegal activities; (ii) no capital commitment, contribution or payment to the Company by Purchaser and no distribution to Purchaser shall cause the Company to be in violation of any applicable anti-money laundering laws or regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations (the “Sanction Regulations”); and (iii) none of the funds of Purchaser have been derived from any unlawful activity. Without limiting the foregoing: (1) Purchaser is in compliance with Executive Order 13224 (September 23, 2001), the rules and regulations of OFAC and any enabling legislation or other executive orders in respect thereof; (2) at all times, (I) none of the funds or other assets of Purchaser constitutes property of, or are beneficially owned, directly or indirectly, by any Person, entity or government subject to trade restrictions under U.S. law (including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder) (any such Person, an “Embargoed Person”); (II) no Embargoed Person has any interest of any nature whatsoever in Investor; and (III) if applicable to Investor, Investor has implemented a corporate anti-money laundering plan that is reasonably designed to ensure compliance with applicable foreign and U.S. anti-money laundering law; and (4) none of the investors, officers, directors, managers, members or partners of Purchaser appear on any lists published by OFAC with respect to Persons that have been designated by executive order or by the Sanction Regulations as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC or otherwise. Investor shall promptly notify the Company if any of these representations in this paragraph ceases to be true and accurate regarding Investor.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions; Pledges.

(a) The Notes (and the Note Warrants and the shares of Common Stock underlying the Note Warrants and Notes) may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Notes (or the Note Warrants or the securities issuable under the Note and Note Warrants) to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of the Transaction Agreements and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of such securities may reasonably request in connection with a pledge or transfer of the securities, including, if the securities are registered under a registration statement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2 Indemnification of Purchasers. Subject to the provisions of this Section 4.2, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.3 Ranking. The Notes are senior debt of the Company, and subject to the terms and conditions of the Notes, the Company shall not issue any debt senior to the Notes while any Notes remain outstanding without the consent of a majority of the then outstanding principal amount of the Notes.

4.4 Press Release. Within one (1) Business Day after the first Closing, the Company will issue the press release in form and substance substantially as attached as Exhibit C hereto.

4.5 Proxy Statement and Meeting. The Company shall promptly file a preliminary proxy statement for purposes of calling a special meeting of the Company’s shareholders to seek approval (the “Shareholder Approval”) of, among other items, (a) an amendment to the Company’s certificate of incorporation to effect a reverse stock split (“Reverse Split”) of the Company’s outstanding common stock in the range of one share-for-30 shares to one share-for-70 shares, the specific split ratio to be determined within such range in the discretion of the Company’s board of directors (based on market conditions, Nasdaq requirements and advice of counsel and investment banker), while maintaining the number of authorized shares of the Company’s common stock at 200,000,000 shares, preferred stock at 20,000,0000 shares, and the shares authorized under the Company’s existing 2022 incentive plan at 8,000,000 shares and (b) to approve the transactions under this Agreement (“Nasdaq Compliance Waiver”), including any issuances or deemed issuances of Common Stock (including upon exercise of the Note Warrants or conversion of the Notes) in aggregate excess of 19.99% of the outstanding Common Stock at less than the Minimum Price (as defined in applicable Nasdaq regulations) as required to comply with Nasdaq regulations and allow exercises from time to time of the Note Warrants and conversion of the Notes into common stock, in aggregate excess of such percentage, and thereafter use its commercially reasonable efforts to respond to any SEC comments and clear same with the SEC and then promptly file a definitive proxy statement and mail same to stockholders and hold such meeting as soon as practicable.

4.6 Creation of New Preferred Stock. The Company shall file a certificate of designation with the Secretary of State of the State of Delaware authorizing and creating the New Preferred Stock prior to the commencement of the underwritten public offering prescribed by Section 4.8 below.

4.7 Underwritten Offering of New Preferred Stock; Nasdaq Listing. Promptly following consummation of the sale and issuance of the Notes and the Offering End Date, the Company will use commercially reasonable efforts to commence and consummate an underwritten initial public offering of its New Preferred Stock (“New Preferred Stock Public Offering”) and to obtain approval of listing of the New Preferred Stock on the Nasdaq Capital Market within 90 days of the Offer End Date (the 91st day after such Offering End Date being the “New Preferred Stock Public Offering Target Date”).

4.8 Registration of New Preferred Stock; Shares Underlying Note Warrants. The Company agrees to file with the SEC a registration statement on Form S-3 or Form S-1 (or, if Form S-3 or Form S-1 is not available, on another appropriate form) covering the resale of the New Preferred Stock issuable upon automatic conversion of the Notes as provided for in the Notes and the shares of Common Stock underlying the Note Warrants (the “Registrable Securities”) as soon as practicable following the Company’s completion of the underwritten public offering of New Preferred Stock referred to in the Notes, but in no event later than thirty (30) days thereafter. The Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as soon as practicable following the filing, but in no event later than ninety (90) days after the filing date. The Company shall also use commercially reasonable efforts to ensure that the registration statement remains effective until the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the registration statement or (ii) the date on which all Registrable Securities may be sold without restriction under Rule 144 of the Securities Act. Each Purchaser shall furnish to the Company such information as shall be required to effect the registration of the Registrable Securities. The Company may exclude from the registration statement the Registrable Securities of any holder who fails to furnish such information within a reasonable time after receiving such request.

4.9 Use of Proceeds. The Company shall use 50% of the net proceeds received at each Closing hereunder (after payment of Placement Agent fees and professional expenses prescribed hereby) to pay down existing obligations due and owing under the leases relating to its current hotel portfolio, and shall use the remaining net proceeds for working capital.

4.10 Participation in Future Private Financings.

(a) From the date hereof until the date that is the later of (i) the date on which no Notes are outstanding and (ii) the 18-month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of (1) Common Stock or Common Stock Equivalents, (2) indebtedness or (3) a combination of units thereof, in each case for cash and not as part of any ordinary course of business operations or as part of any underwritten public offering or Exempt Issuance (a “Subsequent Private Financing”), each Purchaser shall have the right to participate in such Subsequent Private Financing in an amount up to an amount equal to the principal of the Notes purchased by such Purchaser hereunder or if the amount of the Subsequent Private Financing is less than the aggregate principal amounts of all Notes purchased hereunder by all Purchasers, such Purchaser’s pro rata portion (“Pro Rata Portion”) based on such Purchaser’s principal amount of the Notes originally purchased hereunder as compared to the principal amount of all Notes purchased hereunder (such limited amount, the “Participation Maximum”), on the same terms, conditions and price provided for in the Subsequent Private Financing. For purposes of clarity, this provision would not be triggered by any exercise or conversion of securities owned by a Purchaser (or contractual rights to acquire any securities of the Company to which such Purchaser or its Affiliates is a party).

(b) At least five (5) Business Days prior to the closing of the Subsequent Private Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Private Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Private Financing Notice”). Upon the request of a Purchaser (which must be made within one (1) Business Day of receipt by such Purchaser of the Pre-Notice), and only upon a request by such Purchaser, the Company shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Private Financing Notice to such Purchaser. The Subsequent Private Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Private Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Private Financing is proposed to be effected (subject to confidentiality obligations of the Company) and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Purchaser desiring to participate in such Subsequent Private Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the third (3rd) Business Day after its receipt of the Pre-Notice that such Purchaser is willing to participate in the Subsequent Private Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Private Financing Notice. If the Company receives no such notice from a Purchaser as of such third (3rd) Business Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the third (3rd) Business Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers or their failure to timely deliver notice) of their willingness to participate in the Subsequent Private Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Private Financing, then the Company may consummate the remaining portion of such Subsequent Private Financing on the terms and with the other investors proposing the Subsequent Private Financing. In the event a Purchaser notifies the Company that it will participate in the Subsequent Private Financing and fails to fully fund its portion of the financing, such Purchaser shall thereafter lose the rights prescribed by this Section 4.10.

(e) If by 5:30 p.m. (New York City time) on the third (3rd) Business Day after all of the Purchasers have received the Pre-Notices, the Company receives responses to a Subsequent Private Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined above) of the Participation Maximum.

(f) The Company must provide the Purchaser with a second Subsequent Private Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.10, if the Subsequent Private Financing subject to the initial Subsequent Private Financing Notice is not consummated for any reason on the material terms set forth in such Subsequent Private Financing Notice within thirty (30) Business Days after the date of the initial Subsequent Private Financing Notice.

(g) The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Private Financing, the transaction documents related to the Subsequent Private Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased under the terms of this Agreement, the Note or Note Warrants, or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement (or such other agreements and instruments), without the prior written consent of such Purchaser.

(h) Notwithstanding anything to the contrary in this Section 4.10 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Private Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Private Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Private Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Private Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

ARTICLE V.
MISCELLANEOUS

5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Counsel to the Company (Graubard Miller) shall be paid $160,000 at the initial Closing of the transactions prescribed hereby from the proceeds of the transaction and as part of the flow of funds of such initial Closing, and shall be paid an additional $25,000 in connection with each additional Closing form the proceeds thereof and as part of the flow of funds of such Closing, and shall be paid $75,000 at the time of filing of the initial registration statement relating to the public offering of the New Preferred Stock to be applied against amounts invoiced for services rendered to the Company, with any amounts not satisfied by such payments thereafter paid in the ordinary course by the Company as invoiced.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries to be provided by a party hereunder shall be in writing and delivered personally, by email (with a copy by a nationally recognized overnight courier, signature required), or sent by a nationally recognized overnight courier service, signature required, addressed to the receiving party at the email or physical address set forth on the Signature Page hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages to the Exchange Agreement prior to 12:00 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages to the Exchange Agreement on a day that is not a Business Day or later than 12:00 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, signature required or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 51% in interest of the Notes based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.4 shall be binding upon each Purchaser and holder of Notes and the Company.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Notes, provided that such transferee agrees in writing to be bound, with respect to the transferred Notes, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New Castle County, State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New Castle County, State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.2, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Notes for a period of twenty-four (24) months thereafter.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through the Placement Agent. The Placement Agent’s legal counsel does not represent any of the Purchasers and only represents the Placement Agent. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised on the next succeeding Business Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.16 Issuance of Note Warrants. At each Closing, each Purchaser therein shall be issued by the Company cash-exercise common stock purchase warrants in the form of Exhibit D hereto (the “Note Warrants”) entitling such Purchaser to purchase that number of shares of Common Stock determined by dividing the principal amount of the Note purchased by the Purchaser at the Closing by 110% of the average VWAP for the three consecutive trading days immediately following the date the Company files its Quarterly Report on Form 10-Q for the six months ended June 30, 2024, not to exceed $0.15. The Note Warrants shall contain customary Nasdaq issuance blockers pending Shareholder Approval being obtained and shall be redeemable by the Company for $0.01, as prescribed by the Note Warrants.

5.17 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LUXURBAN HOTELS INC.

By:
Michael James
Chief Financial Officer

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Purchaser Name:

Signature:

Title:

Purchaser Address:

Email:

Purchaser EIN:

Subscription Amount:	$

COMPANY DISCLOSURE SCHEDULES

Schedule 3.1(h)

The Company’s independent accounting firm has issued a going concern opinion in the Company’s most recent Annual Report on Form 10-K. As noted in the Company’s recent prospectus supplement, dated July 25, 2024, and in its SEC Reports, the Company has substantial liabilities and current obligations for which the Company’s current capital resources are insufficient. The Company actively manages available cash and negotiates payment schedules with vendors and others and has recently undertaken and will continue to undertake capital raising initiatives, including underwritten and private placements of equity and debt, of which the debt issuance and sale prescribed by this Agreement is a part. Subject to the provisions and restrictions of this Agreement, the Company will seek to consummate additional offerings hereafter which may serve to dilute existing stockholders’ equity ownership percentage, increase the indebtedness of the Company, and encumber the Company’s assets. There can be no assurance the Company will be able to raise all required capital on commercially reasonable terms or at all. An investment in the Company should be viewed in all respects as an investment in a distressed situation. The Company’s existing capital position difficulties have been exacerbated by recent shutdown of services and payments by its credit card processors and third-party reservation platforms.

The Company has elected to terminate various agreements and relationships during the quarter ending June 30, 2024, as an integral part of the Company’s cost cutting plan. This has included the termination of numerous employees, hotel leases, and the Company’s franchise relationship with Wyndham Hotels and Resorts. This has resulted in a lawsuit brought by Wyndham against the Company. Although the Company believes it has viable counterclaims against Wyndham and certain landlords respecting terminated hotel leases, and has made reserves on its balance sheet for potential liabilities arising from active and potential claims, there can be no assurance these reserves will prove sufficient or that the Company will have the financial resources to satisfy any judgement rendered against it, that the Company will be able to negotiate settlements on any claims on economically viable terms, or successfully prosecute its own claims and counterclaims. As previously disclosed in the SEC Reports, the Company is a party to other litigations. The Company is in technical or declared default under the majority of its hotel leases and other material agreements. Although the Company has made reserves on its balance sheet for litigation actions, there can be no assurance that the Company’s defense and counterclaims in any such litigations will be successful or that such litigations will not result in material liabilities to the Company or that the Company will have the required resources to satisfy any judgement or settlement. The Company was recently subjected to a garnishment as a result of unpaid liabilities arising from an adverse judgement entered in September 2023. The Company is currently a defendant in numerous other lawsuits that could result in liabilities in the near term. The Company has also failed to pay certain sales and use taxes and while it is endeavoring to rectify this delinquency, it has not been able to do fully and may not have the capital resources to timely rectify same.

The Company’s capital position has resulted from time to time, including recently, in the cessation of certain services that are material to the Company’s operations, including reservation platform services and credit card processing and advance services. The Company will be required to manage these relationships and obtain and utilize capital to continue to access these required services.

The Company has determined that it will need to restate its financial statements as previously filed with its Quarterly Report on Form 10-Q for the three months ended March 31, 2024 (“Q1-24 10-Q”) to correct a material overstatement of revenues in the amount of approximately $13.8 million. The Company will file a Current Report on Form 8-K during the week of August 12, 2024 and file an amendment to the Q1-24 10-Q. Based on SEC regulations, the Q1-24 10-Q shall be deemed retroactively to have been filed late and the Company will have its ability to utilize Form S-3 suspended as prescribed by SEC regulations. The above-described restatement could trigger legal actions by stockholders and regulatory actions by the SEC or action by Nasdaq. There can be no certainty as to whether such actions will arise or the scope or breadth of such actions or the potential liabilities that would result for the Company.

Schedule 3(r)

The Company is obligated to issue shares of common stock to certain holders upon the issuance of common stock under certain prescribed prices.

Exhibit B

Form of Opinion

We have acted as counsel to LuxUrban Hotels Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of the Notes and Note Warrants as described in the Securities Purchase Agreement of even date herewith (“SPA”). This opinion is being delivered to the Placement Agent pursuant to Section 2.2 (a)(iv) of the SPA. Unless otherwise defined herein, each capitalized term used herein has the meaning given such term in the SPA.

In reaching the opinions set forth herein, we have reviewed copies of the SPA (and the corresponding Disclosure Schedule), the form of Note, the form of Warrant, the Security Agreement, and the Placement Agent Agreement (collectively, the “Debt Placement Documents”) and such other agreements, certificates of public officials and officers of the Company, records, documents, and matters of law that we have deemed relevant. We have also examined, among other documents, copies of the Company’s certificate of incorporation and bylaws, as amended, and copies of resolutions adopted by the Company’s Board of Directors relating to, among other things, the authorization and sale of the Notes and Note Warrants and the execution of the SPA, the Security Agreement, and the Placement Agent Agreement.

As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon the representations and warranties made by the Company in the Underwriting Agreement and certificates of officers of the Company, including the officers certificate attached hereto as Exhibit A. In reaching the opinions set forth herein, we have, with your consent, relied only upon our examination of the foregoing documents and certificates and we have made no independent verification of the factual matters set forth in such documents or certificates.

With respect to the opinion set forth in Paragraph 1 relating to valid existence and due qualification of the Company, we have relied solely on certificates of good standing from the Secretary of State of Delaware.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation validly existing under the laws of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the most recent prospectus supplement, dated July 26, 2024 (“Prospectus Supplement”), filed with respect to its registration statement on Form S-3 (No. 333-788883)(as amended by the Prospectus Supplement, the “Registration Statement”).

2. The authorized capital stock of the Company on the date hereof is comprised of 220,000,000 shares, of which 200,000,000 shares are common stock and 20,000,000 of which are preferred stock, of which 322,000 are designated as Series A preferred stock. The Board of Directors of the Company has the authority to create one or more additional series of preferred stock that is pari passu or junior to the Series A preferred stock.

3. Each of the Debt Placement Documents has been duly and validly authorized by all requisite corporate action, and when delivered shall be executed and delivered by the Company. Each of the Debt Placement Documents constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

4. The execution, delivery and performance of each of the Debt Placement Documents, the compliance of the Company with the terms thereof, and the issuance and sale by the Company of the Notes and Note Warrants, does not (a) violate, constitute a breach of any of the terms or provisions of, or default or event (or constitute any event that with notice, lapse of time, or both could constitute a breach of any of the terms or provisions of, or default or event) that could result in or permit the termination or modification of, or lead to automatic acceleration of any indebtedness, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under or pursuant to, any Contract filed as an exhibit to the Registration Statement or any report filed by the Company with the Securities and Exchange Commission, (b) assuming Shareholder Approval and effectiveness of the Reverse Split, result in the violation of the provisions of the Certificate of Incorporation or Bylaws or similar organizational documents of the Company or any of its Subsidiaries, or (c) violate any order, writ, injunction or decree specifically naming the Company or any subsidiary known to us, provided, however, that we do not express any opinion as to any antifraud laws or securities laws.

5. The Company is not, and after giving effect to the offering and sale of the Notes and Warrants will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940.

6. To our knowledge, except as described in the Registration Statement, set forth in the Company’s other reports filed with the Securities and Exchange Commission, or described in the schedules included as part of the Debt Placement Documents (including the Disclosure Schedules), there are no legal, governmental or regulatory investigations, actions suits or proceedings pending to which the Company or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), of the Company, is or may be a party or to which any property of the Company is or may be the subject which, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; and to our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

The foregoing opinions are subject to the effect of rules of law relating to the following: (i) applicable bankruptcy, reorganization, insolvency, moratorium and/or similar laws relating to or affecting the rights of creditors generally, including, without limitation, fraudulent conveyance provisions under applicable laws, (ii) the enforceability of any indemnification or contribution provisions as they may be limited under federal or state laws, (iii) equitable, constitutional and public policy limitations (regardless of whether considered in a proceeding or at equity or at law), (iv) the enforceability of provisions of a contract that purport to waive, or require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness, (v) the availability of a remedy under certain circumstances where another remedy has been elected, (vi) limitation on the time after which a remedy may not be enforced, (vii) the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct, violation of law or public policy or litigation against another party determined adversely to such party, (viii) provisions that, if less than all of the contract is unenforceable, limit the enforceability of the remainder of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, and (ix) provisions that govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, and (x) provisions that permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (a) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (b) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

Notwithstanding our opinions expressed herein, no opinion is expressed with respect to the following kinds of provisions in any agreements or with respect to the effect of: (i) choice of law provisions, (ii) bankruptcy laws or creditor rights laws or contract provisions; (iii) provisions mandating contribution towards judgments or settlements among various parties, (iv) waivers of (a) legal or equitable defenses, (b) rights to damages, (c) rights to counter claim or set off, (d) statutes of limitations, (e) rights to notice, (f) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly allows waiver, and (g) other benefits to the extent they cannot be waived under applicable law, (v) provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties or for liquidated damages, (vi) provisions to submit to the jurisdiction of any process requirements which would otherwise be applicable, and provisions otherwise purporting to affect the jurisdiction and venue of courts, or (vii) provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

No opinion is expressed herein other than as to the law of the State of New York, the corporate law of the State of Delaware, and the federal law of the United States of America. Specifically, we express no opinion with respect to (i) the law of any other state of the United States, (ii) the law of any foreign jurisdiction or (iii) any law relating to the environment, antitrust, patents and trademarks and intellectual property generally, and telecommunications.

The term “knowledge” as used in this opinion shall mean the actual knowledge of attorneys within our firm based on work performed on substantive aspects of this transaction or other matters which have come to our attention in the course of our representation of the Company.

This opinion is addressed solely to the addressee, and is being delivered only to the addressee. This opinion is solely for the benefit of the addressee and may not be relied upon in any manner by any other person. This opinion is furnished in accordance with the Guidelines for the Preparation of Closing Opinions promulgated by the Section of Business Law of the American Bar Association (February 2002) and is to be interpreted in accordance therewith. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein.

Very truly yours,

OFFICER’S CERTIFICATE TO GRAUBARD MILLER

The undersigned Chief Financial Officer of LuxUrban Hotels Inc, a Delaware corporation (the “Company), does hereby certify that:

1. This Certificate is made with the knowledge that Graubard Miller, counsel to the Company, will rely on it in rendering an opinion.

2. All of the representations and warranties made by the Company in the SPA, Security Agreement and/or the Placement Agent Agreement were true and correct on and as of the date of the SPA and are true and correct on and as of the date hereof.

3. Each of the officers of the Company who executed the SPA, and each other Debt Placement Documents, or any document or instrument executed and delivered on behalf of the Company pursuant thereto was, at the time of such execution, and is on the date hereof, a duly elected, qualified acting officer of the Company.

4. The Company has reviewed all active litigation and regulatory proceedings involving the Company or its assets or operations and believes that its Annual Report on Form 10-K for the year ended December 31, 2023, the Registration Statement and the schedules to the Debt Placement Documents describe such litigations and regulatory proceedings, specifically identifies any such action or proceedings that could be materially adverse to the Company if adjudicated or settled against the Company and has undertaken reasonable steps to quantify aggregate exposure from all such actions and proceedings and has adequately reserved in is judgment liabilities with respect to same on its most recent balance sheet as filed with the SEC.

Michael James
Chief Financial Officer

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